Exhibit 99.1

FOR IMMEDIATE RELEASE
CEDAR SHOPPING CENTERS REPORTS SECOND QUARTER 2011 RESULTS
Port Washington, New York — August 4, 2011 — Cedar Shopping Centers, Inc. (NYSE: CDR) today reported its financial results for the second quarter ended June 30, 2011.
Second Quarter 2011 Highlights
•	New President and Chief Executive Officer and new Chief Financial Officer hired to lead the Company
•
Same-property NOI, excluding straight-line rents and amortization of intangible lease liabilities, was $22.9 million for the second quarter compared to $22.6 million for the comparable prior year period

•	Occupancy for the Company’s 105 operating properties was 93.4%; occupancy including five additional re-development properties was 92.0%
•	Leasing spreads for renewals were up 16.0% on a straight-line basis and 4.8% on a cash basis
•	Operating Funds from Operation (FFO) was $0.12 per diluted share for the second quarter compared to $0.14 per diluted share for the comparable prior year period
New Leadership
On June 15, 2011, the Company’s board of directors appointed Bruce Schanzer, formerly Managing Director — Real Estate Investment Banking at Goldman, Sachs & Co., as President and Chief Executive Officer. Cedar also announced that Philip Mays, formerly Vice President, Chief Accounting Officer of Federal Realty Investment Trust, was hired as Chief Financial Officer. Additionally, Roger Widmann was appointed as Non-Executive Chairman of the board of directors. Mr. Widmann has been a director since 2003.
Bruce Schanzer, Cedar’s new President and Chief Executive Officer, stated, “While our time at the company has been relatively brief, it is already apparent that we have a strong team and a solid portfolio. As Phil and I continue our evaluation of the Company, our assets and opportunities, we are committed to being thoughtful and deliberate in our approach as we formulate a comprehensive long-term plan to maximize shareholder value.”

This release refers to certain non-GAAP amounts. Reconciliations of non-GAAP to GAAP amounts are presented in the Company’s Supplemental Financial Information for the period ended June 30, 2011 (pages 8 and 9) filed contemporaneously with this release as an Exhibit to Form 8-K and are also available on the Company’s website at www.cedarshoppingcenters.com.

Financial Results
Operating FFO for second quarter 2011 was $8.0 million or $0.12 per diluted share, compared to $9.3 million or $0.14 per diluted share for the same period in 2010. For the six months ended June 30, 2011, operating FFO was $17.4 million or $0.25 per diluted share, compared to $19.8 million or $0.31 per diluted share for the same period in 2010. Operating FFO excludes impairments, management transition charges and other non-recurring items. For second quarter 2011, impairments and write-offs were $20.0 million, management transition costs were $6.4 million and other non-recurring charges were $0.1 million.
FFO as reported for second quarter 2011 was negative $(17.9) million or $(0.26) per diluted share. This compares to FFO of $6.5 million or $0.10 per diluted share for the same period in 2010. For the six months ended June 30, 2011, the Company reported negative FFO of $(20.4) million or $(0.30) per diluted share compared to $13.0 million or $0.21 per diluted share for the same period in 2010.
Net loss attributable to common shareholders for second quarter 2011 was $(27.7) million or $(0.41) per diluted share, compared to $(4.3) million or $(0.07) per diluted share in 2010. For the six months ended June 30, 2011, net loss attributable to common shareholders was $(40.0) million or $(0.59) per diluted share, compared to $(7.7) million or $(0.13) per diluted share for the same period in 2010.
Portfolio Results — Second Quarter
Leasing
In the second quarter 2011, Cedar signed 22 renewal leases, totaling approximately 87,000 square feet of GLA, with an average increase in base rents of 16.0% on a straight-line basis and 4.8% on a cash-basis. The Company had 14 new leases commence totaling approximately 45,000 square feet at an average base rent of $19.77 per square foot, $7.68 per square foot above the Company’s overall average rent of $12.09 per square foot. The Company had 11 terminated leases, totaling approximately 82,000 square feet, at an average base rent of $11.90 per square foot.
Occupancy
Occupancy, excluding ground-up developments, properties undergoing major re-development and properties held for sale, was 93.4% at June 30, 2011 compared to 93.5% at June 30, 2010. Including redevelopment properties, occupancy was 92.0% at June 30, 2011 compared to 91.5% at June 30, 2010.
Same-Property Results
Same-property NOI, comprising 87 consolidated properties and excluding straight-line rents and amortization of intangible lease liabilities, was $22.9 million for the second quarter of 2011 as compared to $22.6 million for the comparable period of 2010. The increases in same-property NOI were driven by improved occupancy at development properties, in particular Upland Square and Crossroads II.
Acquisitions
On April 15, 2011, Cedar’s joint venture with RioCan (20% Cedar and 80% RioCan) acquired Northwoods Crossing, a 160,000 square foot shopping center located in Taunton, Massachusetts. The purchase price was $23.4 million including the assumption of a $14.4 million first mortgage maturing in 2016 and bearing interest at 6.4% per annum.

Discontinued Operations
During second quarter 2011, Cedar classified Roosevelt II, located in Philadelphia, PA, as held-for-sale. Additionally, the Company assigned its interest in an unconsolidated limited partnership which owns the adjacent property (Roosevelt I) to other partners of the joint venture. These properties were previously occupied by the Internal Revenue Service which vacated in April 2011. Cedar recorded aggregate charges of $16.7 million related to placing Roosevelt II as held-for-sale and the write-off of its interest in Roosevelt I.
Cedar continues its strategy to dispose of its Ohio properties and to focus on the Company’s core properties in mid-Atlantic and Northeast coastal states. In connection with this and other efforts, the Company recorded an additional $3.5 million of impairment charges.
Balance Sheet
The Company’s debt-to-EBITDA ratio, excluding earnings and mortgage debt related to properties held-for-sale, was approximately 9.0x in the second quarter of 2011 and the comparable period in 2010. The average interest rate on the Company’s total debt was 5.2% per annum. At June 30, 2011, the Company’s fixed-rate debt, excluding mortgage debt related to properties held-for-sale, was approximately 70% of total indebtedness, with a weighted average remaining term of 4.7 years and a weighted average interest rate of 5.8% per annum.
The outstanding balance at June 30, 2011 under the Company’s stabilized property credit facility (due January 2012 with a one-year extension option) was $64.0 million with availability, as defined, of approximately $76.8 million. The outstanding balance as of June 30, 2011 under the Company’s $150 million credit facility for development properties (due June 2012) was $103.1 million.
Supplemental Financial Information Package
Cedar has issued “Supplemental Financial Information” for the period ended June 30, 2011 and has filed such information today as an exhibit to Form 8-K, which will also be available on the Company’s website at www.cedarshoppingcenters.com.
Reference to Form 10-Q
Interested parties are urged to review the Form 10-Q to be filed with the Securities and Exchange Commission for the period ended June 30, 2011, when available, for further details. The Form 10-Q can also be linked through the “Investor Relations” section of the Company’s website.
Investor Conference Call
Cedar will host a conference call on Friday, August 5, 2011, at 8:30 AM Eastern time to discuss the second quarter results. The conference call can be accessed by dialing (877) 407-4018 or (1) (201) 689-8471 for international participants. A live webcast of the conference call will be available online on the Company’s website at www.cedarshoppingcenters.com.
A replay of the call will be available from 12:00 Noon (ET) on August 5, 2011, until midnight (ET) on August 19, 2011. The replay dial-in numbers are (877) 870-5176 or (1) (858) 384-5517 for international callers. Please use passcode 4343698 for the telephonic replay. A replay of the Company’s webcast will be available on the Company’s website for a limited time.

About Cedar Shopping Centers
Cedar Shopping Centers, Inc. is a fully-integrated real estate investment trust which focuses primarily on the ownership, operation, development and redevelopment of “bread and butter”® supermarket-anchored shopping centers in coastal mid-Atlantic and Northeast coastal states. The Company presently owns (both exclusively or in joint venture) and manages approximately 16.0 million square feet of GLA at 131 shopping center properties that are predominantly anchored by supermarkets and/or drug stores.
For additional financial and descriptive information on the Company, its operations and its portfolio, please refer to the Company’s website at www.cedarshoppingcenters.com.
Forward-Looking Statements
Statements made or incorporated by reference in this press release include certain “forward-looking statements”. Forward-looking statements include, without limitation, statements containing the words “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import which express the Company’s beliefs, expectations or intentions regarding future performance or future events or trends. While forward-looking statements reflect good faith beliefs, expectations, or intentions, they are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements as a result of factors outside of the Company’s control. Certain factors that might cause such differences include, but are not limited to, the following: real estate investment considerations, such as the effect of economic and other conditions in general and in the Company’s market areas in particular; the financial viability of the Company’s tenants (including an inability to pay rent, filing for bankruptcy protection, closing stores and/or vacating the premises); the continuing availability of acquisition, development and redevelopment opportunities, on favorable terms; the availability of equity and debt capital (including the availability of construction financing) in the public and private markets; the availability of suitable joint venture partners and potential purchasers of the Company’s properties if offered for sale; the ability of the Company’s joint venture partners to fund their respective shares of property acquisitions, tenant improvements and capital expenditures; changes in interest rates; the fact that returns from acquisition, development and redevelopment activities may not be at expected levels or at expected times; risks inherent in ongoing development and redevelopment projects including, but not limited to, cost overruns resulting from weather delays, changes in the nature and scope of development and redevelopment efforts, changes in governmental regulations relating thereto, and market factors involved in the pricing of material and labor; the need to renew leases or re-let space upon the expiration or termination of current leases and incur applicable required replacement costs; and the financial flexibility of the Company and its joint venture partners to repay or refinance debt obligations when due and to fund tenant improvements and capital expenditures.
Non-GAAP Financial Measures — FFO
Funds From Operations (“FFO”) is a widely-recognized non-GAAP financial measure for REITs that the Company believes, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. The Company presents FFO because the Company considers it an important supplemental measure of its operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Among other things, the Company uses FFO or an adjusted FFO-based measure (1) as one of several criteria to determine performance-based bonuses for members of senior management, (2) in performance comparisons with other shopping center REITs, and (3) to measure compliance with certain financial covenants under the terms of the Company’s secured revolving credit facilities.
The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income applicable to common shareholders (determined in accordance with GAAP), excluding gains or losses from debt restructurings and sales of properties, plus real estate-related depreciation and amortization, and after adjustments for partnerships and joint ventures (which are computed to reflect FFO on the same basis).
FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income applicable to common shareholders or to cash flow from operating activities. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.
Contact Information:
Cedar Shopping Centers, Inc.
Investor Relations
Brad Cohen
(203) 682-8211

The following table sets forth the Company’s calculations of FFO for the three months and six months ended June 30, 2011 and 2010:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Net loss attributable to common shareholders	$(27,668,000)	$(4,251,000)	$(39,977,000)	$(7,741,000)
Add (deduct):
Real estate depreciation and amortization	10,903,000	12,327,000	21,313,000	23,655,000
Noncontrolling interests:
Limited partners’ interest	(579,000)	(178,000)	(839,000)	(292,000)
Minority interests in consolidated joint ventures	(22,000)	(87,000)	(47,000)	388,000
Minority interests’ share of FFO applicable to consolidated joint ventures	(1,237,000)	(1,686,000)	(2,573,000)	(3,377,000)
Equity in income of unconsolidated joint ventures	(34,000)	(479,000)	(825,000)	(835,000)
FFO from unconsolidated joint ventures	1,182,000	834,000	3,064,000	1,420,000
Gain on sale of land parcel	—	—	(28,000)	—
Gain on sales of discontinued operations	(474,000)	5,000	(474,000)	(170,000)

Funds (Used in) From Operations	$(17,929,000)	$6,485,000	$(20,386,000)	$13,048,000

FFO per common share (assuming conversion of OP Units) Basic and diluted	$(0.26)	$0.10	$(0.30)	$0.21

Weighted average number of common shares (basic):
Shares used in determination of basic earnings per share	68,099,000	64,434,000	67,664,000	61,581,000
Additional shares assuming conversion of OP Units	1,415,000	1,945,000	1,415,000	1,965,000

Shares used in determination of basic FFO per share	69,514,000	66,379,000	69,079,000	63,546,000

Weighted average number of common shares (dilutive):
Shares used in determination of diluted earnings per share	68,099,000	64,486,000	67,664,000	61,620,000
Additional shares assuming conversion of OP Units	1,415,000	1,945,000	1,415,000	1,965,000

Shares used in determination of diluted FFO per share	69,514,000	66,431,000	69,079,000	63,585,000

CEDAR SHOPPING CENTERS, INC.
Consolidated Balance Sheets

	June 30	December 31,
	2011	2010
	(unaudited)
Assets
Real estate:
Land	$337,810,000	$325,138,000
Buildings and improvements	1,296,924,000	1,246,979,000

	1,634,734,000	1,572,117,000
Less accumulated depreciation	(207,895,000)	(188,233,000)

Real estate, net	1,426,839,000	1,383,884,000

Real estate held for sale/conveyance	51,175,000	88,348,000
Investment in unconsolidated joint ventures	46,060,000	52,466,000

Cash and cash equivalents	13,426,000	14,166,000
Restricted cash	14,340,000	12,493,000
Receivables:
Rents and other tenant receivables, net	8,914,000	7,048,000
Straight-line rents	16,546,000	15,669,000
Loans and other receivables ($8.0 million and $2.6 million, respectively) and joint venture settlements	10,968,000	8,599,000
Other assets	8,925,000	9,676,000
Deferred charges, net	25,900,000	28,086,000
Assets relating to real estate held for sale/conveyance	2,322,000	2,052,000

Total assets	$1,625,415,000	$1,622,487,000

Liabilities and equity
Mortgage loans payable	$684,118,000	$659,203,000
Mortgage loans payable — real estate held for sale/conveyance	42,951,000	48,313,000
Secured revolving credit facilities	167,097,000	132,597,000
Accounts payable and accrued liabilities	30,446,000	29,026,000
Unamortized intangible lease liabilities	44,092,000	46,453,000
Liabilities relating to real estate held for sale/conveyance	1,416,000	1,371,000

Total liabilities	970,120,000	916,963,000

Limited partners’ interest in Operating Partnership	5,325,000	7,053,000

Commitments and contingencies	—	—

Equity:
Cedar Shopping Centers, Inc. shareholders’ equity:
Preferred stock ($.01 par value, $25.00 per share liquidation value, 12,500,000 shares authorized, 6,400,000 shares issued and outstanding)	158,575,000	158,575,000
Common stock ($.06 par value, 150,000,000 shares authorized 68,002,000 and 66,520,000 shares, respectively, issued and outstanding)	4,080,000	3,991,000
Treasury stock (1,336,000 and 1,120,000 shares, respectively, at cost)	(10,856,000)	(10,367,000)
Additional paid-in capital	718,015,000	712,548,000
Cumulative distributions in excess of net income	(283,400,000)	(231,275,000)
Accumulated other comprehensive loss	(2,997,000)	(3,406,000)

Total Cedar Shopping Centers, Inc. shareholders’ equity	583,417,000	630,066,000

Noncontrolling interests:
Minority interests in consolidated joint ventures	60,299,000	62,050,000
Limited partners’ interest in Operating Partnership	6,254,000	6,355,000

Total noncontrolling interests	66,553,000	68,405,000

Total equity	649,970,000	698,471,000

Total liabilities and equity	$1,625,415,000	$1,622,487,000

CEDAR SHOPPING CENTERS, INC.
Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues:
Rents	$30,730,000	$30,988,000	$61,495,000	$63,240,000
Expense recoveries	6,776,000	6,718,000	16,232,000	16,150,000
Other	793,000	283,000	1,499,000	382,000

Total revenues	38,299,000	37,989,000	79,226,000	79,772,000

Expenses:
Operating, maintenance and management	7,035,000	6,840,000	17,620,000	16,315,000
Real estate and other property-related taxes	4,849,000	4,844,000	9,811,000	9,736,000
General and administrative	2,691,000	2,106,000	5,216,000	4,317,000
Management transition charges	6,350,000	—	6,530,000	—
Impairments	—	562,000	—	2,117,000
Acquisition transaction costs and terminated projects	73,000	2,000	1,242,000	1,322,000
Depreciation and amortization	10,917,000	11,222,000	21,250,000	21,370,000

Total expenses	31,915,000	25,576,000	61,669,000	55,177,000

Operating income	6,384,000	12,413,000	17,557,000	24,595,000
Non-operating income and expense:
Interest expense, including amortization of deferred financing costs	(11,773,000)	(12,292,000)	(23,863,000)	(25,574,000)
Interest income	106,000	5,000	184,000	19,000
Unconsolidated joint ventures:
Equity in income	34,000	479,000	825,000	835,000
Write-off of investment	(7,961,000)	—	(7,961,000)	—
Gain on sale of land parcel	—	—	28,000	—

Total non-operating income and expense	(19,594,000)	(11,808,000)	(30,787,000)	(24,720,000)

Loss before discontinued operations	(13,210,000)	605,000	(13,230,000)	(125,000)

Discontinued operations:
Income (loss) from operations	265,000	(157,000)	1,478,000	(514,000)
Impairment charges	(12,258,000)	(2,990,000)	(22,544,000)	(3,238,000)
Gain on sales	474,000	(5,000)	474,000	170,000

Total discontinued operations	(11,519,000)	(3,152,000)	(20,592,000)	(3,582,000)

Net loss	(24,729,000)	(2,547,000)	(33,822,000)	(3,707,000)

Less, net loss (income) attributable to noncontrolling interests:
Minority interests in consolidated joint ventures	22,000	87,000	47,000	(388,000)
Limited partners’ interest in Operating Partnership	579,000	178,000	839,000	292,000

Total net loss (income) attributable to noncontrolling interests	601,000	265,000	886,000	(96,000)

Net loss attributable to Cedar Shopping Centers, Inc.	(24,128,000)	(2,282,000)	(32,936,000)	(3,803,000)

Preferred distribution requirements	(3,540,000)	(1,969,000)	(7,041,000)	(3,938,000)

Net loss attributable to common shareholders	$(27,668,000)	$(4,251,000)	$(39,977,000)	$(7,741,000)

Per common share attributable to common shareholders (basic and diluted):
Continuing operations	$(0.24)	$(0.02)	$(0.29)	$(0.07)
Discontinued operations	(0.17)	(0.05)	$(0.30)	(0.06)

	$(0.41)	$(0.07)	$(0.59)	$(0.13)

Amounts attributable to Cedar Shopping Centers, Inc. common shareholders, net of limited partners’ interest:
Loss from continuing operations	$(16,380,000)	$(1,190,000)	$(19,797,000)	$(4,263,000)
Loss from discontinued operations	(11,753,000)	(3,056,000)	(20,645,000)	(3,643,000)
Gain on sales of discontinued operations	465,000	(5,000)	465,000	165,000

Net loss	$(27,668,000)	$(4,251,000)	$(39,977,000)	$(7,741,000)

Dividends declared per common share	$0.09	$0.09	$0.18	$0.09

Weighted average number of common shares outstanding	68,099,000	64,434,000	67,664,000	61,581,000

CEDAR SHOPPING CENTERS, INC.
Consolidated Statements of Cash Flows
(unaudited)

	Six months ended June 30,
	2011	2010
Cash flow from operating activities:
Net loss	$(33,822,000)	$(3,707,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in income of unconsolidated joint ventures	(825,000)	(835,000)
Distributions from unconsolidated joint ventures	557,000	548,000
Write-off of investment in unconsolidated joint venture	7,961,000	—
Impairments	—	2,117,000
Acquisition transaction costs and terminated projects	1,242,000	1,273,000
Impairments — discontinued operations	22,544,000	3,238,000
Gain on sales of real estate	(502,000)	(170,000)
Straight-line rents	(998,000)	(1,424,000)
Provision for doubtful accounts	1,765,000	1,518,000
Depreciation and amortization	21,466,000	23,753,000
Amortization of intangible lease liabilities	(2,995,000)	(5,427,000)
Amortization (including accelerated write-off) and market price adjustments relating to stock-based compensation	3,128,000	1,236,000
Amortization (including accelerated write-off of deferred financing costs)	2,143,000	2,493,000
Increases/decreases in operating assets and liabilities:
Rents and other receivables, net	(4,405,000)	(2,875,000)
Joint venture settlements	126,000	(2,426,000)
Prepaid expenses and other	(383,000)	1,340,000
Accounts payable and accrued expenses	(3,436,000)	(3,894,000)

Net cash provided by operating activities	13,566,000	16,758,000

Cash flow from investing activities:
Expenditures for real estate and improvements	(63,158,000)	(15,512,000)
Net proceeds from sales of real estate	11,577,000	2,056,000
Net proceeds from transfers to unconsolidated Cedar/RioCan joint venture, less cash at dates of transfer	2,894,000	31,513,000
Investments in and advances to unconsolidated joint ventures	(4,183,000)	(4,302,000)
Distributions of capital from unconsolidated joint ventures	2,996,000	1,559,000
Increase in loans and other receivables	(4,729,000)	—
Construction escrows and other	(1,825,000)	1,156,000

Net cash (used in) provided by investing activities	(56,428,000)	16,470,000

Cash flow from financing activities:
Net advances/(repayments) from/(to) revolving credit facilities	34,500,000	(89,844,000)
Proceeds from mortgage financings	29,291,000	16,242,000
Mortgage repayments	(4,762,000)	(16,457,000)
Payments of debt financing costs	—	(998,000)
Termination payment related to interest rate swaps	—	(5,476,000)
Noncontrolling interests:
Contribution from consolidated joint venture minority interests	269,000	—
Distributions to consolidated joint venture minority interests	(1,973,000)	(660,000)
Redemptions of Operating Partnership Units	—	(485,000)
Distributions to limited partners	(255,000)	(353,000)
Net proceeds from the sales of common stock	4,299,000	65,913,000
Exercise of warrant	—	10,000,000
Preferred stock distributions	(7,099,000)	(3,938,000)
Distributions to common shareholders	(12,148,000)	(10,542,000)

Net cash provided by (used in) financing activities	42,122,000	(36,598,000)

Net (decrease) in cash and cash equivalents	(740,000)	(3,370,000)
Cash and cash equivalents at beginning of period	14,166,000	17,164,000

Cash and cash equivalents at end of period	$13,426,000	$13,794,000